Exhibit 23.1

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2003 except for Notes 1 and 23, as to which the date is March 19, 2003, in Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 33-89600) and related Prospectus of Webb Interactive Services, Inc. for the Registration of 19,143,445 shares of its common stock.

/s/    ERNST & YOUNG, LLP

Denver, Colorado

June 27, 2003